EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Salient MLP & Energy Infrastructure Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Salient MLP & Energy Infrastructure Fund for the year ended November 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Salient MLP & Energy Infrastructure Fund for the stated period.

/s/ Gregory A. Reid	/s/ John E. Price
Gregory A. Reid President & Chief Executive Officer Salient MLP & Energy Infrastructure Fund	John E. Price Treasurer & Chief Financial Officer Salient MLP & Energy Infrastructure Fund

Dated: 2/8/2013

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Salient MLP & Energy Infrastructure Fund for purposes of Section 18 of the Securities Exchange Act of 1934.